                                                                     Exhibit 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.



                               WARRANT TO PURCHASE
                              CLASS B COMMON STOCK

                                       OF

                                 MEDSCAPE, INC.

                            VOID AFTER MARCH 5, 2002

WARRANT NO. 1

         This Warrant is issued to Merchant Capital Inc., a wholly-owned subsidiary of Credit Suisse First Boston Inc. or his registered assigns ("Holder") by Medscape, Inc., a Delaware corporation (the "Company"), on March 5, 1999 (the "Warrant Issue Date").

         1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 5,955 fully paid and nonassessable shares of Class B Common Stock, par value $.01 per share, of the Company, as constituted on the Warrant Issue Date (the "Class B Common Stock"). The number of shares of Class B Common Stock issuable pursuant to this
Section 1 (The "Shares") shall be subject to adjustment pursuant to Section 9 hereof.

         2. Exercise Price. The purchase price for the Shares shall be $0.01, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

         3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. New York time on March 5, 2002; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

            (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

            (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

         5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Class B Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Class B Common Stock computed using the following formula:

                                    Y(A - B)
                                   ---------
                              X =     A

            Where: X = The number of shares of Class B Common Stock to be issued to the Holder pursuant to this net exercise;

                        Y = The number of Shares in respect of which the net issue election is made; A = The fair market value of one share of the Class B Common Stock at the time the net issue election is made;

                        B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Class B Common Stock (or, to the extent all such Class B Common Stock has been redesignated into the Company's Common Stock) as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), the value will be the initial "Price to Public" of one share of such Class B Common Stock (or Common Stock issuable upon conversion of such Class B Common Stock) specified in the final prospectus with respect to such offering.

         6. Representations and Warranties of Holder. The Holder hereby represents and warrants that:

            (a) Authorization. The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (b) Purchase Entirely for Own Account. This Warrant is being issued to such Holder in reliance upon such Holder's representation to the Company, which by such Holder's execution of this Warrant such Holder hereby confirms, that this Warrant, the Class B Common Stock to be received by such Holder upon exercise of this Warrant and the Common Stock issuable upon redesignation thereof (collectively, the "Securities") will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, such Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

            (c) Disclosure of Information. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

            (d) Investment Experience. Such Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Holder also represents it has not been organized for the purpose of acquiring the Securities.

            (e) Accredited Investor. Such Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

            (f) Restricted Securities. Such Holder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

            (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, provided and to the extent this Section is then applicable, and:

                      (i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration statement; or

                     (ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act. It is agreed that the

Company will not require opinions or counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  (iii)     Notwithstanding the provisions of Paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

            (h) Legends. It is understood that the certificates evidencing the Securities will bear a legend in substantially the following form:

                   "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

         8. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Class B Common Stock, by split-up or otherwise, or combine its Class B Common Stock, or issue additional shares of its Class B Common Stock or Common Stock as a dividend with respect to any shares of its Class B Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Class B Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the

Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Class B Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

            (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Class B Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

         10. No Fractional Shares of Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant.

         12. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

         13. Market Standoff. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 13 shall only be applicable to the Holders if all non-selling officers and directors of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         14. Registration Rights. (a) If the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by the Company for its own account or, to the extent permitted under applicable registration rights agreements, for the account of any of its security holders of any class of equity security (other than (i) a registration statement on a form which would not otherwise permit the sale by the Holders or any other publicly registered offering pertaining to the issuance of shares of capital stock under any benefit plan, (ii) a registration statement in connection with an exchange offer or offering to the Company's existing security holders or (iii) the Company's IPO), then the Company shall give written notice of such proposed filing to the Holders of the Securities as soon as practicable (but in no event less than 15 business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities (as defined below) as each such Holder may request. For purposes of this Section 14 "Registrable Securities" shall mean the Class B Common Stock and any other securities issuable upon exercise of the Warrants.

            (b) The Company shall use its best efforts to cause the managing underwriter or underwriters (the "Underwriters") of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on not less favorable terms and conditions as any similar securities of the Company or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering deliver a written opinion to the Company that either because of (i) the kind or combination of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, the Company and such other persons intend to make, are such that the success of the offering would be adversely affected by the requested inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Non-Priority Persons (as defined below) shall be reduced pro rata (according to the Registrable Securities and other securities proposed for registration by Persons ("Non-Priority Persons") other than (x) the Company (if such registration was initially to be filed for the account of the Company), (y) the other Persons for whose account such registration was initially to be filed or (z) other stockholders of the Company which have exercised registration rights pursuant to that certain Amended and Restated Stockholders' Agreement dated March 5, 1999 by and between the Company and the Stockholders (as defined therein), as the same may be amended from time to time, or registration rights originally granted to CBS Corporation) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that if securities are being offered for the account of Non-Priority Persons other than holders of Registrable Securities, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by Non-Priority Persons other than holders of Registrable Securities is reduced; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that the requested inclusion of the Registrable Securities would have on such offering, such Registrable Securities will be excluded from such offering.

            (c) Indemnification and Contribution.

            (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20(a) of the Securities Exchange Act of 1934, as amended (each such Person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (collectively, a "Violation"), except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof (x) based upon information relating to such Indemnified Holder and furnished in writing to the Company by such Indemnified Holder expressly for use therein or (y) that is corrected in any amendment or supplement to the prospectus that was made available prior to the subject sale. This indemnity will be in addition to any liability which the Company may otherwise have. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment to the extent set forth herein.

            (ii) Indemnification by the Holders. Each Holder of Registrable Securities agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person who controls the Company (the "Related Persons") within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended, (and any underwriter and any other selling security holder under the registration statement and their respective Related Persons) from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, that, in no event shall any indemnity under this Section 14(c)(ii) exceed the gross proceeds from the offering received by such Holder. This indemnity will be in addition to any liability which the Holder may otherwise have. Any Holder shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Holder agrees to indemnify and hold harmless the Company (and any underwriter, other selling security holder or Related Person) from and against any loss or liability by reason of such settlement or judgment to the extent set forth herein.

            (iii) Procedure. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an indemnified party in respect of which indemnity may be sought from an indemnifying party, such indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and the payment of all reasonable expenses. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except that the indemnifying party shall be responsible for the reasonable fees and expenses of such counsel if (but only if) (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and there are one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified party, which firm shall be designated in writing by such indemnified party). In any case where an indemnified party shall be entitled to employ separate counsel, such indemnified party and their counsel shall cooperate with the indemnifying party and its counsel in the defense of any such action or proceeding.

            (iv) Contribution. If the indemnification provided for in paragraph
(c)(i) or (ii) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph (iv) an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total net proceeds received by such Indemnified Holder or its affiliated Indemnified Holders from the sale to the public of Registrable Securities exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         15. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with Section 14, the provisions of the underwriting agreement shall control.

         16. Termination of Registration Rights. The Company's obligation to effect a registration of Securities shall terminate with respect to any Holder at such time that all the Registrable Securities held by such Holder may be sold under Rule 144 during any 90-day period.

         17. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         18. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

         19. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         20. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         21. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         22. Governing Law. This Warrant shall be governed by the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of York.

                               NOTICE OF EXERCISE

To:  COMPANY, INC.

                The undersigned hereby elects to [check applicable subsection]:

________    (a)         Purchase ________________ shares of Class B Common Stock
                        of Company, Inc., pursuant to the terms of the attached
                        Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

            OR

________    (b)         Exercise the attached Warrant for [all of the shares]
                        [_________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                       WARRANTHOLDER:

                                       ________________________________________



                                        By:

                                             __________________________________
                                             [NAME]

                           Address:

                                             __________________________________

                                             __________________________________


Date:__________________

Name in which shares should be registered:



_______________________________________